As filed with the Securities and Exchange Commission on June 12, 2001

                         Registration Number 333-32098

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 2

                                     TO

                                  FORM S-8

                           REGISTRATION STATEMENT

                                    UNDER

                         THE SECURITIES ACT OF 1933

                      ULTRADATA SYSTEMS, INCORPORATED
            (Exact name of Registrant as specified in Charter)

     Delaware                                          43-1401158
(State of Incorporation)                      (I.R.S. Employer I.D. Number)

              9375 Dielman Industrial Drive, St. Louis, MO 63132
                   (Address of Principal Executive Offices)

                                 MONTE ROSS
                      Ultradata Systems, Incorporated
                        9375 Dielman Industrial Drive
                             St. Louis, MO 63132
                               (314) 997-2250
            (Address and Telephone Number of Agent for Service)

                                  Copy to:
                             ROBERT BRANTL, ESQ.
                              322 Fourth Street
                             Brooklyn, NY 11215
                               (718) 768-6045

                      1994 INCENTIVE STOCK OPTION PLAN
                AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                           (Full Title of Plans)



On June 11, 2001 the offering of securities under this Registration Statement was completed. At that time, 357,977 shares of common stock that were included in the Registration Statement remained unsold. The Registrant, therefore, hereby de-registers those 357,977 shares.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ultradata Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis and the State of Missouri on the 12th day of June, 2001.

                              ULTRADATA SYSTEMS, INCORPORATED

                              By: /s/ Monte Ross
                                  Monte Ross
                                  Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 12, 2001:

Name                                 Title
------------------------------------------------------------------

/s/ Monte Ross                 	Chief Executive Officer, Director
    Monte Ross

/s/ Ernest Clarke              	Chief Financial and Accounting Officer,
    Ernest Clarke                Director


/s/ Mark L Peterson             Director
    Mark L.Peterson

                                Director
    Donald Rattner


    Howard Krollfeifer, Jr.      Director